U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 23, 2003

NAPRO BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

0-243201
(Commission File Number)

Delaware	84-1187753
(State of incorporation)	(IRS Employer Identification No.)

6304 Spine Road, Unit A
Boulder, Colorado 80301
(Address of principal executive offices and Zip Code)

(303) 516-8500
Registrant’s telephone number, including area code

Item 8.    Change in Fiscal Year

On January 23, 2003, the Board of Directors of the Company voted to change the Company’s fiscal year from a fiscal year ending on December 31 to a 52-53 week fiscal year ending on the Wednesday closest to December 31, commencing with fiscal year 2003. The Company plans to implement this change in order to facilitate more effective year-end and quarterly closing procedures. As a result of the change, the Company’s first three fiscal quarters in 2003 will end on April 2, July 2, and October 1, 2003, and its fiscal year will end on December 31, 2003. Thereafter, the Company will maintain a 52-53 week cycle ending on a Wednesday and the Company will add a 53rd week to every fifth or sixth fiscal year. This change to the Company’s fiscal year does not require filing of a transition report. Financial information with respect to January 1, 2003, will be included in the Company’s quarterly report on Form 10-Q for the first fiscal quarter in 2003 and will be included in the 2003 fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  January 27, 2003

NAPRO BIOTHERAPEUTICS, INC.
By:	/s/ Gordon Link
Gordon Link
Its:	Chief Financial Officer